Exhibit 10.17

1st February 2011

SEQUANS Communications S.A.

Bâtiment Citicenter

19 Le Parvis de La Défense

La Défense Cedex

92073, Paris

France

Attention:	Dr. Georges Karam
Chief Executive Officer

Ladies and Gentlemen:

This letter memorializes our agreement that SEQUANS Communications S.A. (collectively with its affiliates, the “Company”) has engaged Qatalyst Partners LP (“Qatalyst”), to act as a financial advisor with respect to an Offering (as defined below) involving the Company. For purposes hereof, “Offering” shall mean a registered public offering of any class of equity or equity-linked securities of the Company.

Section 1. Financial Advisory Services. Qatalyst’s services under the engagement will, to the extent requested and appropriate, consist of assisting the Company in:

1)	analyzing the business, condition and financial position of the Company;

2)	preparing a marketing plan for the Offering, including advice on positioning the Company and its business in the marketplace, provided that Qatalyst will not solicit or engage directly with potential investors;

3)	preparing and implementing a plan for identifying and selecting appropriate participants in any underwriting syndicate;

4)	evaluating proposals that are received from potential underwriters;

5)	negotiating the key terms of any underwriting arrangements;

6)	determining the optimal offering amount, timing, structure and pricing; and

7)	providing such other assistance as you and we may agree from time-to-time.

Section 2. Compensation. In connection with Qatalyst’s services relating to an Offering, the Company agrees to pay Qatalyst a fee (the “Offering Fee”), upon consummation of such Offering, equal to 1.0% of the gross proceeds raised by the Company in the Offering, unreduced by any discounts, commissions, fees, expenses or other amounts payable to others, including underwriters.

Section 3. Expenses and Payments. In addition, the Company agrees upon request to promptly reimburse Qatalyst for its reasonable out-of-pocket expenses, including the fees and expenses of its legal counsel, arising out of the engagement or the performance of the services contemplated in this agreement. All fees and expenses payable hereunder are payable in U.S. dollars in immediately available funds, without deduction for any withholding, value-added or other similar taxes, fees, charges or assessments (collectively, “Foreign Levies”) and all references to amounts in this letter are in U.S. Dollars. If any Foreign Levies are payable with respect to amounts paid or payable to Qatalyst hereunder, the Company shall reimburse Qatalyst promptly for the amount of such Foreign Levies. The aggregate amount of reimbursed expenses will not exceed $12,500 unless the Company provides prior written consent authorizing such additional reimbursement (which will not be unreasonably withheld); and provided, further, that nothing herein shall alter or modify the Company’s obligations pursuant to Annex A hereof.

Section 4. Terms and Conditions. Because Qatalyst will be acting as an independent contractor to the Company in connection with the engagement, the Company and Qatalyst agree to the Indemnity & Contribution, Information & Announcements, Acknowledgements & Waiver provisions and other matters set forth in the Terms and Conditions contained in Annex A (the “Terms and Conditions”), which Annex A is incorporated by reference into this agreement and is an integral part hereof. The obligations of the parties hereto pursuant to the Terms and Conditions shall survive any expiration or termination of this agreement or Qatalyst’s engagement hereunder.

Section 5. Termination. Qatalyst’s engagement hereunder is for the earliest of a term of 12 months or upon completion of an Offering or any sale (whether in one or multiple transactions) of a majority of the assets or capital stock of the Company, any sale, merger, spin-off, split-off or other business/strategic combination involving the Company, as well as any recapitalization or restructuring of the Company, or any other form of transaction or disposition which results in the effective sale, transfer or other disposition of ownership or control over the principal business or operations of the Company, and may be renewed by the Company for subsequent six month periods if notified to Qatalyst in writing, and may be terminated at any time (including during the initial term) by either party hereto upon ten days’ prior written notice to the other party, provided, however, that in the event of any termination of Qatalyst’s engagement by the Company (other than for Qatalyst’s willful and material breach of Section B(3) of Annex A hereof, provided that breach causes actual and significant harm to the Company) or any expiration of such engagement, Qatalyst will continue to be entitled to the full Offering Fee (payable upon consummation of the Offering and subject to the payment procedures in Section 2 hereof), in the event that at any time prior to the expiration of 12 months after any such termination or expiration, the Company consummates an Offering. No termination of Qatalyst’s engagement by the Company shall affect the Company’s obligations pursuant to the Terms and Conditions or its obligations to pay the other fees described in Section 2 hereof and to reimburse

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Qatalyst for fees and expenses, payable or incurred prior to the termination of Qatalyst’s engagement.

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We are pleased to accept the engagement and look forward to working with you on this assignment. Please confirm your agreement with the foregoing (including the attached Terms and Conditions) by signing each of the enclosed copies of this agreement and returning to us one fully signed copy.

Very truly yours,

Qatalyst Partners LP

By:	/s/ Adrian E. Dollard

Name:	Adrian E. Dollard
Title:	Partner

Accepted and agreed to as of the date first written above:

SEQUANS Communications S.A.

By:	/s/ Dr. Georges Karam
	Name:	Dr. Georges Karam
	Title:	Chief Executive Officer

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ANNEX A

TERMS AND CONDITIONS

In further consideration of the agreements contained in the engagement letter to which these Terms and Conditions are attached (the “engagement”), Qatalyst Partners LP (“Qatalyst”) and SEQUANS Communications S.A. (collectively with its subsidiaries, the “Company”) hereby agree that these Terms and Conditions shall be incorporated by reference into the engagement and shall form an integral part thereof. Capitalized terms used but not defined below shall have the same meanings specified in the engagement and any references to this agreement or the engagement shall mean the engagement together with these Terms and Conditions.

Section A. Indemnity and Contribution.

(1)

The Company agrees to indemnify and hold harmless Qatalyst, its affiliates, the respective members, directors, officers, partners, agents and employees of Qatalyst and its affiliates, and any person controlling Qatalyst or any of its affiliates (collectively, “Indemnified Persons”) from and against, and the Company agrees that no Indemnified Person shall have any liability to the Company or its owners, parents, affiliates, security holders or creditors for, any losses, claims, expenses, damages or liabilities (including actions or proceedings in respect thereof) (collectively, “Losses”) (i) related to or arising out of (A) the Company’s actions or failures to act (including statements or omissions made or information provided by the Company or its agents) or (B) actions or failures to act by an Indemnified Person with the Company’s consent or in reliance on the Company’s actions or failures to act or (ii) otherwise related to or arising out of the engagement, Qatalyst’s performance thereof or any other services Qatalyst is asked to provide to the Company (in each case, including activities prior to the date hereof), except that this clause (ii) shall not apply to any Losses to the extent that they are finally determined by a court of competent jurisdiction to have resulted primarily from the bad faith, willful misconduct, or gross negligence of such Indemnified Person. If such indemnification is for any reason not available or is insufficient to hold an Indemnified Person harmless, the Company agrees to contribute to the Losses involved in such proportion as is appropriate to reflect the relative economic interests of the Company, on the one hand, and of Qatalyst, on the other hand, with respect to the engagement or, if such allocation is determined by a court of competent jurisdiction to be unavailable, in such proportion as is appropriate to reflect other equitable considerations such as the relative fault of the Company on the one hand and of Qatalyst on the other hand; provided, however, that, to the extent permitted by applicable law, the Indemnified Persons shall not be responsible for Losses which in the aggregate exceed the amount of all fees actually received by Qatalyst from the Company in connection with the engagement, except in the case of bad faith. Relative economic interests of the Company, on the one hand, and Qatalyst, on the other hand, with respect to the engagement shall be deemed to be in the same proportion as (i) the total value paid or proposed to be paid or received or proposed to be received by the Company and its security holders, as the case may be, pursuant to the transaction(s) contemplated by the engagement, whether or not consummated, bears to (ii) all fees actually received by Qatalyst in connection with the engagement. Without limiting the generality of the foregoing, in no event shall any Indemnified Person have any liability to the Company or any of its affiliates or security holders for any consequential, special, exemplary or punitive damages arising out of the engagement or the performance thereof, except for an intentional breach of Section B(3) hereof. If any Indemnified Person becomes involved in any capacity in any action, claim, suit, investigation or proceeding, actual or threatened, brought by or against any person, including security holders of the Company, in connection with or as a result of the engagement, the Company also agrees to reimburse such Indemnified Persons for their expenses (including without limitation reasonable legal fees and other costs and expenses incurred in connection with investigating, preparing for and responding to third-party subpoenas or enforcing the engagement) as such expenses are incurred.

(2)	The Company also agrees, in connection with any Offering, that Qatalyst shall be an express third-party beneficiary of the indemnification and contribution provisions in any underwriting, purchase or similar agreement such that Qatalyst is entitled to the full benefits, but not the obligations, of any such provisions.

(3)	The Company shall not be liable for any settlement of any claim, action, suit, investigation or proceeding effected without its consent. The Company will not, without Qatalyst’s prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any claim, action, suit, investigation or proceeding in respect of which it is foreseeable that indemnification may be sought hereunder, whether or not an Indemnified Person is a party thereto, unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from any liabilities arising out of such claim, action, suit, investigation or proceeding. The Company will not permit any settlement or compromise to include, or consent to the entry of any judgment that includes, a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Person, without such Indemnified Person’s prior written consent.

(4)	The Company’s obligations pursuant to this Section A shall inure to the benefit of any successors, assigns, heirs and personal representatives of each Indemnified Person and are in addition to any rights that each Indemnified Person may have at common law or otherwise. Prior to entering into any agreement or arrangement with respect to, or effecting, any transaction that is reasonably likely to impair the Company’s ability to meet its current and potential future obligations pursuant to this Section A, the Company will notify Qatalyst in writing thereof and, if requested by Qatalyst, shall arrange alternative means of providing for the obligations of the Company set forth herein upon terms and conditions reasonably satisfactory to Qatalyst. For the avoidance of doubt, the preceding sentence shall not trigger any further obligation on the part of the Company in any transaction in which the Company’s obligations under the engagement are assumed by a successor company by operation of law, including through merger.

Section B. Information and Announcements.

(1)	Qatalyst’s advice hereunder is intended solely for the benefit and use of the Company’s executive management and Board of Directors in considering an Offering and may not be used or relied upon for any other purpose or by any other person, including any security holder, employee or creditor of the Company. No advice or opinion rendered by Qatalyst, whether formal or informal, may be disclosed or described, in whole or in part, or otherwise referred to, without Qatalyst’s prior written consent. In addition, neither Qatalyst nor the terms of the engagement may be otherwise referred to without our prior written consent. The Company shall be solely responsible for the accuracy and completeness of, and Qatalyst shall have no liability with respect to any materials required to be submitted to any regulatory authorities in connection with any Offering.

(2)	The Company will furnish, or cause to be furnished to, Qatalyst all information concerning the Company and, to the fullest extent practicable, any counterparty that Qatalyst reasonably deems necessary or appropriate and will provide Qatalyst with access to officers, directors, employees, accountants, counsel and other representatives (collectively, the “Representatives”) of the Company and, to the fullest extent practicable, any counterparty. In performing its services hereunder, Qatalyst shall be entitled to rely without investigation upon all available information, including information supplied to it by or on behalf of the Company, any counterparty or their respective Representatives and shall not be responsible for the accuracy or completeness of, or have any obligation to verify, the same. Qatalyst will not conduct any appraisal of assets or liabilities of any party to an Offering or evaluate the solvency thereof under any state or federal bankruptcy, insolvency or similar laws. In order to coordinate efforts with respect to matters contemplated by the engagement, the Company agrees to promptly inform Qatalyst of any inquiry or proposal received by the Company or its management regarding a possible Offering or any strategic alternatives thereto.

(3)	Qatalyst will treat as confidential any non-public information relating to the Company or the proposed Offering, and will not use such information except as (a) required in order to perform services under this engagement, (b) such information becomes publicly available other than through disclosure by Qatalyst or its employees, representatives or agents, or (c) otherwise required by law or judicial or regulatory process (and in such case, only after seeking with the Company’s assistance a protective order or other confidential treatment, and provided, further if Qatalyst is thereafter required to disclose such information, Qatalyst shall, if permissible, first review with the Company the information to be disclosed and shall not disclose information that in the reasonable opinion of Qatalyst’s legal counsel is not required to be disclosed in accordance with such judicial or regulatory process). This paragraph will survive any termination of this letter. The parties recognize that remedies at law, including monetary damages, may be inadequate as a remedy for any breach of this section and agree that the Company may be entitled to equitable remedies, including specific performance and injunctive relief as a remedy for any breach of this Section B(3).

(4)

The Company shall cause Qatalyst’s name to appear on the cover of any initial prospectus filed (provided that it is reasonably satisfied that Qatalyst’s role in the offering is important enough to be described on such cover) and any “tombstone” style announcement used in connection with any Offering. Qatalyst shall be identified as “Financial Advisor to the Company” and it shall be made clear in the prospectus that Qatalyst is not an underwriter and did not participate in the underwriting. The Company acknowledges that Qatalyst may, at its option and expense and after completion of the Offering and with prior approval of the Company, place customary “tombstone” style announcements or otherwise publicize or disclose Qatalyst’s role in the Offering (which may include the reproduction of the Company’s logo and a hyperlink to the Company’s website on Qatalyst’s Internet Website). Furthermore, if requested by Qatalyst, the Company shall include a mutually acceptable reference to Qatalyst in any press release or other public announcement made by the Company regarding the matters described in the engagement.

Section C. Acknowledgements and Waivers.

(1)	This agreement shall be binding upon and inure to the benefit of the Company, Qatalyst and their respective successors and assigns. If any term, provision, covenant or restriction herein (including the Terms and Conditions) is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions and restrictions contained herein shall remain in full force and effect and shall in no way be modified or invalidated. The obligations of the parties hereto pursuant to the Terms and Conditions shall survive any expiration or termination of this agreement or Qatalyst’s engagement hereunder.

(2)	Qatalyst acknowledges that the engagement does not create any obligation on the part of the Company to enter into any agreement providing for an Offering.

(3)	Qatalyst and its affiliates and certain of their respective employees, as well as certain private equity funds in which they may have financial interests, may from time-to-time acquire, hold or make direct or indirect investments in, or otherwise finance, a wide variety of companies, including transaction counterparties and their affiliates.

(4)	The Company acknowledges and agrees that Qatalyst has been retained solely to act as exclusive financial advisor with respect to any potential Offering and that no fiduciary or agency relationship between the Company and Qatalyst has been created in respect of any Offering or Qatalyst’s engagement hereunder, regardless of whether Qatalyst has advised or is advising the Company on other matters. In connection with the engagement, Qatalyst is acting as an independent contractor, with obligations owing solely to the Company and not in any other capacity. Except as expressly contemplated by the Terms and Conditions, the engagement is not intended to confer rights upon any persons not a party hereto (including security holders, employees or creditors of the Company).

(5)	The Company acknowledges and agrees that Qatalyst and its affiliates may be engaged in a broad range of transactions involving interests that differ from those of the Company and that Qatalyst has no obligation to disclose such interests and transactions to the Company. The Company waives, to the fullest extent permitted by law, any claims it may have based on any actual or potential conflicts of interest that may arise or result from Qatalyst’s engagement by the Company hereunder or any claims it may have against Qatalyst for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that Qatalyst shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including the Company’s security holders, employees or creditors.

The Company will conduct any transactions contemplated hereby in compliance with applicable law. The Company understands that Qatalyst is not undertaking to provide any legal, accounting or tax advice in connection with the engagement and that Qatalyst’s role in any due diligence will be limited solely to performing such review as it deems advisable to support its own analysis and shall not be on behalf of or for the benefit of the Company.

(6)	All aspects of the relationship created by the engagement and any other agreements relating to the engagement shall be governed by and construed in accordance with the laws of the State of New York, applicable to contracts made and to be performed therein and, in connection therewith, the parties hereto consent to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County or the United States District Court for the Southern District of New York and agree to venue in such courts. The Company shall appoint a U.S.-domiciled person or entity to accept service of process in connection with the engagement, provided that if the Company fails to do so (or fails to notify Qatalyst of such appointment in writing), the Company hereby appoints Qatalyst as its agent for such service of process. Notwithstanding the foregoing, solely for purposes of enforcing the Company’s obligations hereunder, the Company consents to personal jurisdiction, service and venue in any court proceeding in which any claim relating to or arising out of the engagement is brought by or against any Indemnified Person. QATALYST AND THE COMPANY (ON ITS OWN BEHALF AND, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ON BEHALF OF ITS SECURITY HOLDERS AND CREDITORS) EACH HEREBY AGREES TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTERCLAIM OR ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ENGAGEMENT.

If the foregoing is acceptable to you, please confirm your agreement by signing each of the enclosed copies of this agreement and returning to us one fully signed copy.

Very truly yours,

Qatalyst Partners LP

By:	/s/ Adrian E. Dollard
	Name:	Adrian E. Dollard
	Title:	Partner

Accepted and agreed to as of the date first written above:

SEQUANS Communications S.A.

By:	/s/ Dr. Georges Karam
	Name:	Dr. Georges Karam
	Title:	Chief Executive Officer

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